Exhibit 10.1

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") is made this 15 day of March, 2017, by and between CromSat Corp., a Florida corporation with offices at 1805 Ponce de Leon Blvd., Suite 500, Coral Gables, FL 33134, USA ("CromSat") and Cape Point Telekom, S.A, de C.V. a Mexican Corporation with offices at Campos Eliseos 400, Colonia Chapultepec V Seccion, Delegacion Miguel Hidalgo, CP 11560, Ciudad de Mexico ("Cape Point").

RECITALS

WHEREAS, CromSat has subscribed a leasing agreement for the satellite capacity in Ka-Band of the Amazonas 5 over Mexico, with Hispasat Mexico, S.A. de C.V. dated on September 24, 2013 ("Leasing Agreement"). Cromsat agreed with Hispasat to appoint a Mexican entity for acquiring all the required permits and/or authorizations in force and full effect in order to sell this capacity under any commercial model. The appointed Mexican entity is subject to comply with all the provisions of this Agreement, including but not limiting to all the rights it shall have under this Joint Venture. As acquiring the required permits and/or authorizations in force and full effect in order to sell this capacity under any commercial model, by itself or with the support of its American affiliates, Cape Point Telekom, Inc and/or Cape Point Holdings, Inc, Cape Point shall have the rights derived from the Leasing Agreement. The satellite will be available for CromSat once Hispasat signs the definitive orbit acceptance and has finished running the protocol testing. The capacity leased will be hired by Cromsat until the end of the Amazonas 5 useful life estimated in 15 years since the satellite enter into service or 20 years since the subscription of the Leasing Agreement, whatever happens first. CromSat is contributing all of the benefits and rights from the Leasing Agreement to this Joint Venture. CromSat through its affiliates, subsidiaries or any third party appointed by Cromsat, will continue to receive approvals, permits, and other authorizations to develop the Property and assets in Mexico; and

WHEREAS, Cape Point provides the management in connection with the business of this Joint Venture and will develop the sales and marketing of the Ka-Band access. Furthermore, Cape Point will contribute to this Joint Venture with: (i) 8,000,000 shares of Series B Preferred Stock of Cape Point Holdings, Inc., a Florida corporation, which has a market and stated value equal to $40,000,000 USD, (ii) all the agreements that have been or will be subscribed with different telecommunications entities in order to sell the capacity acquired by Cromsat under the Leasing Agreement (the "Project's Agreements"), a (iii) all the Project's Agreements incomes and/or collection rights. Solely Cromsat under this Joint Venture has the right to use, substitute, give and/or provide any of Cape Point aforementioned contributions (individually or jointly) as guarantees to any third parties, including but not limited to the Fideicomiso given guarantee substitution in accordance with the Leasing Agreement ; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and other agreements set forth herein, CromSat and Cape Point hereby agree as follows:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.                  FORMATION. CromSat and Cape Point form a joint venture (the "Joint Venture") solely for the term and purposes and in accordance with the provisions of this Agreement. The Joint Venture will operate as Cape Point Telekom, S.A. de C.V. a Mexican Corporation.

2.                  PURPOSE. CromSat and Cape Point intend to develop and sell subscriptions, equipment, and bandwidth to clients throughout Mexico and Central America in accordance with the Cape Point Holdings, Inc. business plan. Neither Cape Point nor its affiliated companies will be liable for any obligations, responsibilities, or debt derived from the project or incurred by CromSat.

3.                  POWERS. The Joint Venture shall have all powers reasonably necessary or incidental to carrying out its purpose, including, but not limited to all powers now or hereafter conferred by the laws of the State of Florida concerning partnerships, and shall do any and all things related or incidental to its business as fully as natural persons might or could do under the laws of Florida.

4.                  OFFICE. The principal office of the Joint Venture will be at Campos Eliseos 400, Colonia Chapultepec V Secci6m, Delegacion Miguel Hidalgo, CP 11560, Mexico, Ciudad de Mexico.

5.                  CONTRIBUTIONS. CromSat shall contribute the following capital to the Joint Venture: All of its rights and privileges as detailed in the Leasing Agreement.

(a)                All of its rights and privileges as detailed in the Leasing Agreement.

(b)               Furthermore, all liability to Hispasat will be held exclusively by CromSat and not the Joint Venture, Cape Point or its affiliates unless the option detailed in Section 5(c) is exercised by Cape Point.

(c)                Cape Point has the exclusive option to assume the liability for the Leasing Agreement and receive an assignment of the Leasing Agreement from CromSat by giving written notice to CromSat, and receiving acceptance and acknowledgment from Hispasat in accordance with the Leasing Agreement.

Cape Point will contribute to this Joint Venture with 8,000,000 shares of Series B Preferred Stock of Cape Point Holdings, Inc., a Florida corporation, which has a market and stated value equal to $40,000,000 USD so that Cromsat make use it and/or provide it as a guarantee in accordance with the Leasing Agreement requirements to Hispasat or any third party.

Cape Point will contribute to this Joint Venture with all the collection rights derived from the agreements signed with other entities for the commercialization of the capacity provided under the Leasing Agreement to Cromsat; so that Cromsat make use and/or provide any of the collection rights as guarantee in accordance with the Leasing Agreement requirements, to Hispasat or any third party.

6.                  PROPERTY. Except as agreed in writing, all property owned by the Joint Venture whether real or personal, tangible or intangible, shall be deemed to be owned by the Joint Venture and neither Cape Point or its affiliates shall have any title, ownership, or other intellectual property right or license under this Agreement.

7.                  REQUIREMENTS TO CONDUCT BUSINESS. Cape Point and their affiliates will execute and file all certificates, and take all other action, that may be required to conduct business in the Republic of Mexico.

8.                  TERM. The term of this Agreement will commence as of the date hereof and will end on the earlier of December 31, 2037, or

8.1.            such other date mutually agreed upon by CromSat and Cape Point;

8.2.            adjudication of either CromSat and Cape Point as bankrupt, its filing of a voluntary petition in bankruptcy, the filing of any petition against it under any federal or state bankruptcy law, or its filing of a petition or answer seeking the appointment of a receiver of its assets or an arrangement with creditors under any such laws;

8.3.            in case there is any satellite launch failure or any other breach caused by Hispasat and Cromsat has made all its reasonable efforts to remedy the aforementioned defaults; in this case the Parties shall not be responsible for any liability derived therefrom in relation with this Agreement.

8.4.            breach by either CromSat and Cape Point or of any material covenant under this Agreement (subject to the provisions of Paragraph 9, below).

9.                  NOTICE AND CURE OF A MATERIAL BREACH. If there is a material breach of this Agreement, the party intending to terminate must give the defaulting party 30 days' written notice thereof, detailing the particular action or condition that is claimed to constitute a material breach. The defaulting party may cure the breach during this period or take steps to cure, and if cured, or if the steps taken to cure the breach will do so within a reasonable period if diligently prosecuted, then this Agreement will not terminate.

10.              REPRESENTATIONS. CromSat and Cape Point represent to the others as follows:

10.1.        CromSat and Cape Point are corporations, duly organized, validly existing, and in good standing under the laws of the State of Florida and Mexico with all requisite corporate power, authority, and legal right to own its property and conduct its business as now conducted and as contemplated under this Agreement.

10.2.        Each is duly qualified to do business in each jurisdiction in which the nature of its properties or its business requires such qualification and in which the failure to so qualify would materially adversely affect its business or financial condition.

10.3.        The execution, delivery, and performance by each party to this Agreement and the performance by each party of its obligations hereunder (i) are within their respective power and authority; (ii) have been duly authorized by all necessary action on the part of their respective governing bodies; (iii) will not contravene any provision of law or regulation, or any writ or decree of any court or governmental instrumentality or their respective articles, bylaws, or other organizational documents or other agreement of either, or any other agreement, instrument, or undertaking binding upon either or any of their respective assets; and (iv) will not contravene any agreements with any of lenders or investors of either.

10.4.        This Agreement has been duly executed and delivered by each party and constitutes the valid, legal, and binding obligation of each party, enforceable in accordance with its terms.

10.5.        No approval or consent of, or filing with, any governmental authority is required to be obtained or effected by either party in connection with its execution, delivery, and performance of this Agreement.

10.6.        There is no pending or, to my knowledge, threatened action, suit or proceeding or investigation before any court, board of arbitration or arbitrator, governmental body, agency, instrumentality, or official against or affecting either party, the outcome of which, if adversely determined, would have a material adverse effect on its business or assets or could adversely impair the ability of either party to fully perform its obligations under this Agreement.

10.7.        Neither party is a party to any agreement or instrument or subject to any restriction having a materially adverse effect on its business, operations, property, assets, or condition, financial or other, or its ability to perform its obligations under this Agreement or any agreement or instrument thereunder and is not in default in the performance, observance, or fulfillment of the material obligations, covenants, or agreements contained in any agreement or instrument or by which any of its property or assets is bound.

10.8.        Neither party is in default under any applicable order, writ, injunction, or decree of any court, governmental department, board, or agency, or instrumentality of any arbitrator.

10.9.        Each party has obtained or shall obtain in respect of this Agreement and the transactions contemplated hereby, on or prior to the date hereof, all governmental permissions, rights, licenses, and permits, if any, to carry out the transactions contemplated thereby. Neither party has received notice of any violation of any applicable law, regulation, order, or requirement which would have a materially adverse effect on its business or on the transactions contemplated by this Agreement, and which has not been complied with or corrected in all material respects.

11.              CONTRIBUTIONS.

11.1.        CromSat and Cape Point have each made the contributions to the capital of the Joint Venture as set forth herein. Except as agreed in writing by the parties, neither CromSat Nor Cape Point shall have any obligation to make any further contributions to the Joint Venture.

11.2.        No interest shall accrue on any contributions made to the Joint Venture by CromSat and Cape Point, and neither Party shall have the right to withdraw or to be repaid any contribution.

12.              INTERESTS, FEES, PROFITS, AND LOSSES. Cape Point shall have a 90 percent equity interest in the Joint Venture and in the profits and is chargeable with such percentage of the losses of the Joint Venture. CromSat shall have a 10 percent equity interest in the Joint Venture and in the profits and are chargeable with such percentage of the losses of the Joint Venture.

13.              MANAGEMENT.

13.1.        CPT will designate a manager (the "Manager") of the Joint Venture.

13.2.        Subject to the provisions of subsection 04 below, the Manager will have full power and authority to conduct and manage the business of the Joint Venture and to undertake and implement, on behalf of the Joint Venture the following:

13.2.1.	oversight over scouting for various business opportunities, assigning employees or independent contractors to various duties and developing

13.2.2.	responsibility for day-to-day operations; and

13.2.3.	the outsourcing of research, development, and advisory activities to third parties.

13.3.        Subject to the provisions below, the Manager will have full power and authority to implement all Joint Decisions (as defined below) approved by CromSat and Cape Point.

13.4.        None of the following matters ("Joint Decisions") may be undertaken by or on behalf of the Joint Venture, and no expenditures or obligations may be incurred in connection therewith, without the prior consent or approval of both CromSat and Cape Point:

13.4.1.	the application for or prosecution of any rights relating to intellectual property held or used by the Joint Venture;

13.4.2.	the marketing of the Joint Venture;

13.4.3.	the issuance of press releases or information statements;

13.5.        The Manager, on behalf of the Joint Venture, shall diligently and in good faith manage the Joint Venture and implement or cause to be implemented any Joint Decisions, and otherwise conduct the business of the Joint Venture in accordance with this Agreement. The Manager will devote such time and attention to the business of the Joint Venture as is reasonably necessary to accomplish the purposes of the Joint Venture.

13.6.        Cape Point will collect all sums payable to the Joint Venture and will distribute such amounts, after expenses of the Joint Venture, to the parties in accordance with their respective interests in the Joint Venture.

13.7.        Cape Point will maintain complete and accurate current books of account for the Joint Venture. Such books of account must be kept in accordance with generally accepted accounting principles and practices. Cape Point and CromSat shall at all reasonable times have access to, and may inspect and make copies of, such books of account and all other books and records of the Joint Venture and the Manager. At the request of either party, an audit of the accounts of the Joint Venture will be annually made by independent certified public accountants selected by Cape Point and CromSat, and their report is to be furnished to all parties.

13.8.        Within thirty days after the close of each fiscal year, the Manager will cause to be prepared by the Joint Venture's independent certified public accountants and furnished to both parties the following:

13.8.1.	A balance sheet of the Joint Venture as of the end of the fiscal year and a related statement of income or loss for the Joint Venture for such fiscal year that, if requested by either party shall be certified by such accountants.

13.8.2.	A statement setting forth in reasonable detail each party's share of the income or loss of the Joint Venture for such fiscal year.

13.8.3.	Such other information as may be reasonably necessary in order to enable the parties to prepare their tax returns.

14.              BANK ACCOUNTS. All sums received and all other funds of the Joint Venture will be deposited in bank accounts approved by all the parties to this Agreement, and withdrawals from such accounts may be made upon the signature of the Manager.

15.              TRANSFERS OF INTEREST IN THE JOINT VENTURE. Cape Point Telekom may, without the prior written consent of the other party, sell, assign, or transfer in any way, or mortgage, hypothecate, or otherwise encumber either of their respective interests in the Joint Venture.

16.              INDEMNIFICATION. Cromsat shall be liable, responsible or accountable in damages for any act or omission by Cape Point Telekom performed pursuant to the authority granted to such party by this Agreement, or in accordance with its provisions; provided, however, that such act or omission did not constitute fraud, willful misconduct or gross negligence.

17.              LIQUIDATION.

17.1.        Upon the termination of this Agreement, all assets of the Joint Venture must be liquidated as quickly as practicable, but in a manner that minimizes losses occurring in such liquidation.

17.2.        The proceeds of the liquidation are to be applied in the following order of priority:

17.2.1.	payment of the expenses of the liquidation;

17.2.2.	payment to Cape Point according to each of their equity in the Joint Venture as detailed in this Joint Venture Agreement; and

The payments of all other debts and obligations of the Joint Venture, and the creation of a reserve for any contingent liabilities of the Joint Venture will be in Cromsat's own expense;

18.              INTEGRATION: GOVERNING LAW. This Agreement merges and supersedes all prior Agreements between the parties hereto, and shall be governed by, and construed in accordance with, the law of Florida.

19.              SURVIVAL. All the representations and covenants contained in this Agreement will survive the termination of this Agreement.

20.              AMENDMENTS. No modification, amendment, or waiver of any provision of this Agreement, or consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party.

21.              SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

22.              COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have executed this Joint Venture Agreement to be effective the date first written above.

CromSat Corp., a Florida Corporation

_______________________________________

Name: Arturo Villalobos

Title: Counsel

Cape Point Telekom

Sociedad Anonima de Capital Variable

By: ____________________________________

Name: Citlalli Morales

Title: Attorney